                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                          Perot Systems Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           PEROT SYSTEMS CORPORATION

                                 April 7, 1998

TO THE SHAREHOLDERS OF PEROT SYSTEMS CORPORATION:

          You are invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Perot Systems Corporation which will be held at the Sheraton Park Central Hotel, 12720 Merit Drive, Dallas, Texas on Friday, May 8, 1998, at 2:00 p.m. local time.

          Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

          Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

          We look forward to seeing you at the Annual Meeting.



                                                  /s/ ROSS PEROT
                                                  Ross Perot
                                                  Chairman, President and CEO





-------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

          In order to assure your representation at the Annual Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).


-------------------------------------------------------------------------------

                           PEROT SYSTEMS CORPORATION
                               12377 MERIT DRIVE
                                   SUITE 1100
                              DALLAS, TEXAS 75251

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 8, 1998

          The Annual Meeting of Shareholders (the "Annual Meeting") of Perot Systems Corporation (the "Company") will be held at the Sheraton Park Central Hotel, 12720 Merit Drive, Dallas, Texas on Friday, May 8, 1998, at 2:00 p.m. local time for the following purposes:

               1. To elect six nominees to serve as Directors of the Company until the next Annual Meeting and until their successors have been elected and qualified;

               2. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending 1998; and

               3. To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof is March 30, 1998 (the "Record Date"). The stock transfer books of the Company will not be closed between the Record Date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

          Whether or not you plan to attend the Annual Meeting, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply. Your proxy may be revoked at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ PETER ALTABEF
                                        Peter Altabef
                                        Secretary
Dallas, Texas
April 7, 1998

                           PEROT SYSTEMS CORPORATION


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS


         This Proxy Statement (the "Proxy Statement") and related proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Perot Systems Corporation, a Delaware corporation (the "Company"), for the Annual Meeting (the "Annual Meeting") of the Shareholders of the Company (the "Shareholders") to be held at the Sheraton Park Central Hotel, 12720 Merit Drive, Dallas, Texas on Friday, May 8, 1998, at 2:00 p.m. local time, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed to Shareholders on or about April 7, 1998.

                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

         The Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), is the only type of security entitled to vote at the Annual Meeting. On March 30, 1998, the record date (the "Record Date") for determination of Shareholders entitled to vote at the Annual Meeting, there were 38,251,492 shares of Common Stock ("Class A Shares") outstanding. Each Shareholder of record on the Record Date is entitled to one vote for each Class A Share held by such Shareholder on the Record Date. Abstentions will be counted for purposes of determining whether a quorum is present and for the purposes of determining the affirmative vote necessary to approve a proposal. An abstention from voting on a proposal will have the same legal effect as a vote cast against such proposal. None of the Company's Class A Shares are held by brokers.

PROXIES

         Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of

Directors (Proposal 1), FOR the ratification of the selection of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the independent accountants for the Company for the fiscal year ended December 31, 1998 (Proposal 2), and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

       The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to Shareholders.
Copies of solicitation material will be furnished to fiduciaries and custodians holding shares in their names that are beneficially owned by others. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers, or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS
GENERAL

         The names of persons who are nominees for director and their positions and offices with the Company are set forth in the table below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director. The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting and until their successors have been elected and qualified.

                                                                Positions and Offices Held
                    Nominee                                          With the Company
---------------------------------------------        -----------------------------------------------
Ross Perot  . . . . . . . . . . . . . . . . .        Chairman of the Board, President and Chief
                                                        Executive Officer
James Champy  . . . . . . . . . . . . . . . .        Vice President and Director
Steve Blasnik . . . . . . . . . . . . . . . .        Director
Carl Hahn . . . . . . . . . . . . . . . . . .        Director
George Heilmeier  . . . . . . . . . . . . . .        Director
Ross Perot, Jr. . . . . . . . . . . . . . . .        Director

BUSINESS EXPERIENCE OF DIRECTORS

         Ross Perot, 67, one of the Company's founders, has served as a director, President and Chief Executive Officer of the Company since November 1997, and Chairman of the Board since February 1998. In addition, from April 1988 to June 1992 Mr. Perot held the position of Chairman of the Company. Following his resignation as Chairman, Mr. Perot remained a director until August 1994. Mr. Perot was a private investor from June 1992 to November 1997.

       James Champy, 55, joined the Company in August 1996 as Vice President and a director. Mr. Champy oversees the Company's consulting practice. From 1993 until 1996, Mr. Champy was Corporate Vice President and Chairman - Consulting Group of Computer Sciences Corporation. Mr. Champy was one of the founders of, and from 1969 to 1996 served in a variety of capacities for, Index (a management consulting firm) and CSC Index (the management consulting arm of Computer Sciences Corporation formed upon the acquisition of Index by Computer Sciences Corporation in 1988). Most recently, Mr. Champy was Chairman and Chief Executive Officer of CSC Index.

    Steve Blasnik, 40, was elected a director of the Company in September 1994. Since 1987, Mr. Blasnik has served as President of Perot Investments, Inc., a private investment firm and an affiliate of Ross Perot ("PII"). Mr. Blasnik also serves as a director of Zonagen, Inc.

       Carl Hahn, 71, was elected a director of the Company in April 1993. Since June 1996, Mr. Hahn has been a private investor. From June 1993 until June 1996, Mr. Hahn served as Chairman of the Board of Directors of Saurer Ltd., a manufacturer of textile machines. Prior to that time, Mr. Hahn served as Chairman of the Board of Management of Volkswagen AG until December 1992. Mr. Hahn also serves as a director of PACCAR, Inc., TRW Inc. ("TRW"), Thyssen AG, AGIV, Gerling AG, Volkswagen AG and a number of other European companies.

       George Heilmeier, 61, was elected a director of the Company in September 1997 and also serves as a consultant to the Company. Dr. Heilmeier served as the Chairman and CEO of Bell Communications Research, Inc. ("Bellcore") from January 1997 to November 1997. He is now Chairman Emeritus of Bellcore. In addition, from March 1991 to November 1997, Dr. Heilmeier was the President and Chief Executive Officer of Bellcore. Dr. Heilmeier is a member of the Defense Science Board and the General Motors Science Advisory Committee. Dr. Heilmeier also serves as a director of TRW, Compaq Computer Corporation, and The ADP Companies.

       Ross Perot, Jr., 39, was elected a director of the Company in 1988. Since March 1988, Mr. Perot has served as Chairman of Hillwood Development Corporation, a real estate development company. Mr. Perot is the son of Ross Perot.

BOARD COMMITTEES AND MEETINGS

       The Board of Directors has established two committees to assist in the discharge of its responsibilities: the Executive Committee and the Audit Committee. The Executive Committee consists of Ross Perot, Ross Perot, Jr. and Steve Blasnik. The Audit Committee consists of Steve Blasnik, George Heilmeier and Carl Hahn. In addition, prior to February 25, 1998, the Board also maintained a Compensation Committee and a Nominating Committee. The Company does not currently have standing Compensation or Nominating Committees.

       The Executive Committee was formed on February 25, 1998. Generally, the Executive Committee has been delegated the full powers and authority of the Board of Directors in the management of the business and affairs of the Company (except with respect to matters that cannot be delegated under Delaware law).

       The Audit Committee reviews the annual financial statements of the Company and the professional services provided by the Company's independent public accountants, including the scope of their audit coverage, the auditor's reports to management and management's responses thereto, and the independence of such accountants from the management of the Company. The Audit Committee also reviews the scope of the Company's internal audits, the internal auditors' reports to management and management's responses thereto, the effectiveness of the Company's internal audit staff, possible violations of the Company's Standards and Ethical Principles, and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. The Audit Committee met three times during 1997.

       The Board of Directors may, from time to time, establish other committees to facilitate the management of the Company or for other purposes it may deem appropriate.

       The Board of Directors met six times in 1997.

DIRECTOR COMPENSATION

         In October 1997, the Company began compensating its non-employee directors with a $2,000 stipend for each meeting of the Board of Directors attended in person. Directors receive no cash compensation for attending committee meetings. Directors are also reimbursed for their reasonable out-of-pocket expenses associated with attending Board of Directors and committee meetings. Prior to October 1997, directors received no cash compensation for their service on the Board of Directors or any committee of the Board of Directors.

         Except for Mr. Hahn, prior to December 1996, upon their election to the Board of Directors, non-employee directors (other than affiliates of Ross Perot) were offered either (i) the opportunity to purchase 60,000 restricted Class A Shares or (ii) the grant of an option to acquire 60,000 Class A Shares at a purchase or exercise price equal to the fair value of such Class A Shares at the date of purchase or grant, with such restricted Class A Shares or options to acquire Class A Shares vesting ratably over a five-year period. In April 1993, Mr. Hahn received 200,000 restricted Class A Shares at a price equal to the fair value of such shares at the date of purchase, which shares vest ratably over a five-year period.

         In December 1996, the Company adopted the 1996 Non-Employee Director Stock Option/Restricted Stock Plan (the "Non-Employee Director Plan"). The Non-Employee Director Plan provides for the issuance of nonqualified stock options or restricted stock to non-employee directors of the Company and any of its majority-owned subsidiaries. The Non-Employee Director Plan is administered by the Board of Directors, which has the authority to interpret the Non-Employee Director Plan. Directors eligible to receive awards under the Non-Employee Director Plan are those (other than Ross Perot, Jr.) who are not employees of the Company. Each eligible existing director will receive comparable grants at completion of the original vesting schedule for such director's current options or restricted shares. Grants are made upon election to the Board of Directors for new directors and, for existing directors, at completion of the original vesting schedule for the director's existing options or restricted shares. The Non-Employee Director Plan provides for a grant to each eligible director of (i) an option to purchase 20,000 Class A Shares or (ii) the right to purchase 20,000 restricted Class A Shares. (The number of Class A Shares or options issuable to each director were reduced from 30,000 to 20,000 on September 30, 1997.) The exercise price of options or the purchase price of restricted Class A Shares awarded under the Non-Employee Director Plan must be at least equal to 100% of the fair value of a Class A Share on the date of the award.

         Dr. Heilmeier also serves as a consultant of the Company. In connection with his consulting services, Dr. Heilmeier received an option to purchase 20,000 Class A Shares in addition to options to purchase 30,000 Class A Shares awarded to him under the Non-Employee Director Plan. In addition, Mr. Heilmeier receives $12,500 per month as a consultant to the Company.

       Mr. Hahn will become eligible for a grant under the Non-Employee Director Plan in April 1998.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       The Board of Directors recommends that the Shareholders vote FOR the election of each of the nominees listed herein.

                                 PROPOSAL NO. 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

       The Company is asking the Shareholders to ratify the selection of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for the fiscal year ending December 31, 1998. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1998 Annual Meeting is required to ratify the selection of Coopers & Lybrand.

       Coopers & Lybrand has audited the Company's financial statements annually since fiscal 1988. Its representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                            OWNERSHIP OF SECURITIES

       The following table sets forth certain information known to the Company with respect to beneficial ownership of Class A Shares as of March 16, 1998 for
(i) all persons who are beneficial owners of five percent or more of the Company's common stock, (ii) each director and nominee for director, (iii) the Company's CEO and the other executive officers named in the Summary Compensation Table below, and (iv) all executive officers and directors as a group:

Executive Officers                   Number of Class A                  Percent
and Directors (1)                    Shares Beneficially Owned (2)    of Class (2)
-----------------                    -----------------------------    ------------
Ross Perot (3)                              16,000,000                        42.0%
James Champy (4)                               500,067                         1.3%
John E. King (5)                               803,148                         2.1%
Terry Ashwill (6)                               40,047                            *
Ross Reeves (7)                                963,475                         2.5%
Guillermo G. Marmol (8)                        320,254                            *
Steve Blasnik                                    6,000                            *
Carl Hahn                                      200,000                            *
George Heilmeier                                   -0-                            *
Ross Perot, Jr. (9)                         16,000,000                        42.0%

Additional 5% Beneficial Owner
------------------------------

Morton H. Meyerson (10)                      4,000,390                        10.5%

All Executive Officers and
Directors as a Group (13 persons)           19,828,429                        51.8%

*Less than 1%

(1) The address for Ross Perot, Ross Perot, Jr., and HWGA, Ltd. ("HWGA") is 12377 Merit Drive, Suite 1700, Dallas, Texas 75251. The address for Mr. Meyerson is 4514 Cole Ave., Suite 400, Dallas, Texas 75205.

(2) Percentages are based on the total number of Class A Shares outstanding at March 16, 1998, plus the total number of outstanding options and warrants held by each person that are exercisable within 60 days of such date.
     Class A Shares issuable upon exercise of outstanding options and warrants, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, other than shared property rights created under joint tenancy or marital property laws as between the Company's directors and executive officers and their respective spouses, each stockholder named in the table has sole voting and investment power with respect to the Class A Shares set forth opposite such stockholder's name. The Class A Shares listed include Class A Shares held by the Company's Retirement Savings Plan and Trust for the benefit of the named individuals. Voting and investment power over such Class A Shares is held by the trustee of such trust subject to the direction of the Company's 401(k) Plan Committee.

(3) Shares are owned by HWGA. Ross Perot, Chairman, President and Chief Executive Officer of the Company, is the managing general partner of HWGA. Mr. Perot has voting and investment power over such shares. Shares owned by HWGA are also shown in this table as being beneficially owned by Ross Perot, Jr.

(4) Includes 100,000 Class A Shares held by the Champy Family Irrevocable Trust (the "Champy Trust") of which Mr. Champy is a trustee. As trustee, Mr. Champy shares voting and investment power with respect to the Class A Shares held by the Champy Trust and, therefore, is deemed the beneficial owner of such Class A Shares.

(5) Includes 2,000 Class A Shares held by Mr. King's spouse with respect to which Mr. King shares voting and investment power.

(6) Includes 40,000 Class A Shares that Mr. Ashwill has the right to acquire upon the exercise of vested options.

(7) Includes 2,000 Class A Shares held by Mr. Reeves' spouse with respect to which Mr. Reeves shares voting and investment power and 20,000 Class A Shares that Mr. Reeves has the right to acquire upon the exercise of vested options.

(8) Includes 10,000 Class A Shares that Mr. Marmol has the right to acquire upon the exercise of vested options.

(9) All Class A Shares are held by HWGA. Ross Perot, Jr. is a general partner of HWGA. Shares owned by HWGA are also shown in this table as being beneficially owned by Ross Perot.

(10) Includes 3,971,200 shares held by the Meyerson Family Limited Partnership (the "Meyerson Partnership"), and 27,200 shares held by four trusts of which Mr. Meyerson is the Trustee.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report is provided by the Board of Directors to assist stockholders in understanding the Board's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and the Company's other executive officers.

         The Board is responsible for establishing and administering the Company's executive compensation program. Prior to February 25, 1998, the Board had a Compensation Committee that was responsible for establishing and administering the Company's executive compensation program. The Compensation Committee consisted of three non-employee directors, Ross Perot, Jr., John Segall and Craig Fields. Messrs. Segall and Fields have resigned from the Board of Directors. The Board met six times during 1997. The Compensation Committee met three times during 1997.

         In structuring the Company's compensation programs, the Board and, previously the Compensation Committee, were advised on plan design by external compensation consultants, as well as the Company's compensation staff.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Board believes that compensation of the Company's key executives should:

         o       consider equity as a key component
         o be cost effective - designed to minimize fixed salary and maximize variable pay which tracks to business results
         o       benchmark with industry peers to ensure competitiveness
         o attract and retain high caliber Associates on a long term basis
         o align with the business strategy of our fast paced, growing company

         The Company's policy is to position compensation to be competitive with peer information technology ("IT") companies with which the Company competes for talent, with appropriate variation for individual and company performance.

EXECUTIVE COMPENSATION COMPONENTS

         The Company's executive compensation program consists of two pay elements: Base Salary and Short-Term Cash Incentives. The Company believes short-term incentive pay should be linked to the Company's financial performance and strategic goals and should represent a significant portion of each senior executive's total cash compensation. The Company believes that the combination of these two cash compensation elements in conjunction with the equity compensation elements provides both effective retention and motivational value. In addition, the Company has sometimes paid bonuses to specific individuals based on the satisfaction of particular individual goals.

Base Salary

o Base salary ranges for all Perot Systems' employees - including the Company's top executives - are based on comparisons to the competitive marketplace to assure equitable salary ranges.

o Salaries within these salary ranges vary by individual based on sustained performance toward the achievement of Perot Systems' goals and objectives.

o Increases to base salary are determined by anticipated increases to external market comparison groups. From these comparisons, the Company derives a target annual increase percentage. Final increases actually made to base pay are determined by individual performance.

Short-Term Incentive

         The 1997 Global Variable Pay Plan (GVP) was an annual cash incentive program which linked to corporate financial and strategic results. Individual target awards varied by position and were based on competitive practices in the IT industry.

o Performance objectives were based on corporate financial and strategic goals and were set at the beginning of the plan year. The financial corporate target is set as the corporate pre-tax profit.

o Individuals will have individual performance assessments and, therefore, final payment percentages will be different based on individual performance.

The Company did not make GVP incentive payments to its senior executives for 1997.

Other Bonuses

         The Company paid certain executive officers bonuses in 1997 in connection with their individual efforts on a particular transaction.

CEO COMPENSATION

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Since November 7, 1997 the position of Chief Executive Officer has been held by Ross Perot. Mr. Perot has not accepted cash or non-cash compensation for his role in the Company.

COMPENSATION OF THE FORMER CHIEF EXECUTIVE OFFICERS

         Morton H. Meyerson served as interim Chief Executive Officer and President from July 25, 1997 until November 7, 1997. James Cannavino served as Chief Executive Officer and President of Perot Systems through July 25, 1997. Messrs. Cannavino and Meyerson's target compensation, base salary and bonuses, were determined in the manner described above.

CONCLUSION

         Financial success which equates to shareholder value was the driver for reward under the 1997 bonus program. Although the company's financial performance was healthy, the executive team did not achieve the significant targets set at the beginning of the year. As a result, the executive team did not receive a bonus under the short-term cash bonus program for 1997. Certain executives were rewarded a
bonus for significant individual contributions.   CEO performance for 1997 was
based in equal parts on financial targets and on the development of structural capabilities required to sustain Perot Systems Corporation for the long term. No person who served as CEO received a GVP bonus for the fiscal year 1997. Messrs. Meyerson and Cannavino received bonuses in 1997 relating to significant efforts with respect to a particular transaction.

                                       BOARD OF DIRECTORS

                                       Ross Perot
                                       Steve Blasnik
                                       James Champy
                                       Carl Hahn
                                       George Heilmeier
                                       Ross Perot, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         As members of the Board of Directors, Messrs. Perot and Champy will participate in future compensation decisions.

         In January 1996, the Company entered into an agreement with PII pursuant to which the Company licensed certain software from PII. The Company sublicensed such software to The Witan Company L.P. ("Witan"). In connection with this project, Witan paid a license fee of $1,000,000 directly to PII in connection with the license. The Company had a separate contract with Witan to perform development work on the licensed software, which was terminated in May 1997. PII is an affiliate of Ross Perot. Mr. Blasnik is the President of PII.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The Summary Compensation Table below shows compensation for the 1997 fiscal year of each person who served in the capacity of CEO during the year, the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the 1997 fiscal year, and one person who served as an executive officer for a portion of 1997.

                           SUMMARY COMPENSATION TABLE



                                           Annual Compensation              Long Term Compensation
                                    ----------------------------------             Awards
                                                               Other       -----------------------
                                                              Annual       Restricted   Securities
                                                              Compen-        Stock         Under-        All Other
                                                Bonus         sation        Award(s)        lying         Compen-
 Name and Principal                 Salary         (1)          (2)           (3)          Options      sation (4)
      Position            Year        ($)          ($)          ($)           ($)            (#)            ($)
-------------------      ------     -------      --------      --------    ----------   ----------      -----------
Ross Perot
President & CEO (5)      1997            --           --            --            --            --               --

Morton H. Meyerson
Chairman & CEO (6)       1997       600,000      180,000        10,286            --            --           34,173
                         1996       583,333      180,000        10,507            --            --           40,216
James A. Cannavino
President & CEO (7)      1997       475,000      180,000            --                                    1,531,353
                         1996       538,542      180,000         6,725            --            --          200,086
James Champy
Vice President (8)       1997       500,000           --         5,738            --            --           23,307
                         1996       195,192      117,115            --           (9)            --            3,744
John E. King
Vice President           1997       308,000       50,000         5,293                                       22,862
                         1996       300,000       85,000         8,543            --            --           17,232
Terry Ashwill
Vice President & CFO
(10)                     1997       324,876           --        96,276          (11)       350,000               --

Ross Reeves
Vice President           1997       319,849           --       205,255            --            --           17,569
                         1996       356,249      110,000       263,207                                       17,232
Guillermo G. Marmol
Vice President (12)      1997       400,000       50,000            --            --            --            7,740
                         1996       400,000      110,000            --          (13)       200,000            6,639

(1) Bonus amounts shown for 1997 were earned and paid in 1997. Bonus amounts shown for 1996 were earned in 1996 and paid in 1997.

(2) With respect to Mr. Ashwill, represents $92,668 paid in connection with his relocation and $3,608 for home office equipment. With respect to Mr. Reeves, represents $125,479 in taxes paid for Mr. Reeves and $79,776 in perquisites during 1997 and $263,27 in perquisites during 1996, which were, in all cases, primarily related to an overseas assignment (including relocation expenses). With respect to all other named executive officers, represents the payment of taxes related to the life insurance policies referenced in Note 4 to this table.

(3) The number of restricted Class A Shares held by the named executive officers and the value of such Class A Shares (less the amount paid therefor) at December 31, 1997 were as follows: Mr. Meyerson - 28,800 Class A Shares, $144,000; Mr. Champy - 450,000 Class A Shares, $1,912,500; Mr. Cannavino - 200,000 Class A Shares, $1,150,000; and
         Mr. Marmol - 240,000 Class A Shares, $1,140,000.

         There is no market for the Class A Stock. Therefore, the values in the preceding sentence are based on periodic appraisals of the Class A Shares made for the Company by independent appraisers.

(4) In 1997, represents (i) with respect to Mr. Cannavino, in addition to other amounts provided in items (ii) and (iii) below, $1,440,000 in accrued severance obligations and $74,121 paid in connection with the maintenance of living quarters and payment of certain other living expenses pending his permanent relocation; (ii) $27,836, $11,232, $16,970, $16,525 and $11,232 in life insurance premiums paid for the benefit of Messrs. Meyerson, Cannavino, Champy, King and Reeves respectively; (iii) $6,337 in Company contributions to the Company's 401(k) plan for the benefit of each of Messrs. Meyerson, Champy, King, Marmol and Reeves, and $6,000 for the benefit of Mr. Cannavino. In 1996, represents (i) $17,550, $11,232, $693, $11,232, $3,744 and
         $11,232 in life insurance premiums paid for the benefit of Messrs. Meyerson, Cannavino, Marmol, King, Champy and Reeves; (ii) $16,666 for the retroactive application of a salary increase for Mr. Meyerson, which amount relates to compensation for services rendered in 1995; and (iii) $6,000 in Company contributions to the Company's 401(k) plan for the benefit of each of Messrs. Meyerson, Cannavino, Marmol, King and Reeves.

(5) Mr. Perot has served as President and CEO since November 7, 1997. Mr. Perot serves the Company without compensation.

(6) Mr. Meyerson served as interim President and CEO of the Company from July 25, 1997 until November 7, 1997.

(7)      Mr. Cannavino held the post of CEO until July 25, 1997.

(8)      Mr. Champy joined the Company as an executive officer on July 8, 1996.

(9) Mr. Champy purchased 500,000 restricted Class A Shares for $2.50 per share (the fair value of such shares on the date of purchase). The shares vest ratably over a ten-year period. The first vesting date was August 12, 1997.

(10) Mr. Ashwill joined the Company and was elected Vice President and Chief Financial Officer as of January 28, 1997.

(11) Mr. Ashwill purchased 100,000 restricted Class A Shares on January 28, 1997, and an additional 20,000 restricted Class A Shares on February 14, 1997. In each case, the purchase price was $3.75 per share (the fair value of such shares on the respective dates of the purchase). The restricted Class A Shares were scheduled to vest ratably over a ten-year period. On December 23, 1997, Mr. Ashwill sold all of such shares to the Company for an amount equal to the cost of purchase plus 8% interest accrued from the respective purchase dates. The sale was in connection with the issuance of options described in the table "Option Grants in the Last Fiscal Year".

(12) Mr. Marmol ceased to be an executive officer in November 1997. Since that time, he has been active in the Company's consulting group.

(13) On January 2, 1996, Mr. Marmol purchased 200,000 restricted Class A Shares for $1.75 per share (the fair value of such shares on the date of purchase) and was granted options with an exercise price of $1.75 per share to purchase an additional 200,000 Class A Shares. The shares and options vest ratably over a ten-year period. The first vesting date was January 2, 1997. On June 17, 1996, Mr. Marmol purchased an additional 100,000 restricted Class A Shares for $2.50 per share (the fair value of such shares on the date of purchase). In connection with the June 17 purchase, Mr. Marmol surrendered options to purchase 100,000 shares of Class A Stock that had been granted on January 2. All of Mr. Marmol's restricted stock and options will vest ratably over ten years. The first vesting date remained January 2, 1997.

STOCK OPTIONS

         The following table provides information relating to option grants in 1997 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
------------------------------------------------------------------------
                                              Percent of
                                                 Total
                                                Options                                         Potential Realized Value at
                           Number of            Granted                                        Assumed Annual Rates of Stock
                           Securities              to                                          Price Appreciation For Option
                           underlying          Employees       Exercise                                   Term (1)
                             Options           in Fiscal         Price         Expiration      -----------------------------
         Name                Granted              Year          ($/Sh)            Date             5% ($)          10% ($)
-------------------        -----------       ------------      ---------       -----------     -------------      ----------
Ross Perot .............           -0-                 --             --                --                --              --
Morton H. Meyerson .....           -0-                 --             --                --                --              --
James A. Cannavino .....           -0-                 --             --                --                --              --
James Champy ...........           -0-                 --             --                --                --              --
John E. King ...........           -0-                 --             --                --                --              --
Terry Ashwill ..........       230,000              3.29%          $3.75          01/28/08          $612,668      $1,598,313
                               120,000  (2)         1.71%          $6.75          01/28/08          $575,375      $1,501,025
Ross Reeves ............           -0-                 --             --                --                --              --
Guillermo G. Marmol ....           -0-                 --             --                --                --              --

         (1) These amounts represent assumed rates of appreciation in value from the date of grant until the end of the option term, at the rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Class A Shares.

         (2) Grant was made in connection with the repurchase of restricted stock from Mr. Ashwill by the Company on December 23, 1997.


OPTION EXERCISES AND HOLDINGS

         The following table provides information regarding exercises of stock options by named executive officers during 1997:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                           Number of
                                                                          Securities                Value (1) of
                                                                          Underlying                Unexercised
                                                                          Unexercised               in-the-Money
                                                                            Options                   Options
                                  Class                               at Fiscal Year-End          at Fiscal Year-
                                 A Shares          Value (1)                  (#)                     End ($)
                               Acquired on          Realized             Exercisable/               Exercisable/
          Name                 Exercise (#)           ($)                Unexercisable             Unexercisable
-------------------            -------------       -----------        ---------------------       ----------------
Ross Perot ...............               -0-               -0-                      -0-/-0-                -0-/-0-
Morton H. Meyerson .......               -0-               -0-                      -0-/-0-                -0-/-0-
James A. Cannavino .......               -0-               -0-                      -0-/-0-                -0-/-0-
James Champy .............               -0-               -0-                      -0-/-0-                -0-/-0-
John E. King .............               -0-               -0-                      -0-/-0-                -0-/-0-
Terry Ashwill ............               -0-               -0-                  -0-/350,000            -0-/690,000
Ross Reeves ..............               -0-               -0-                20,000/20,000        125,000/125,000
Guillermo G. Marmol ......            10,000           $20,000                   -0-/90,000            -0-/450,000

(1) There is no market for the Class A Shares. Therefore, the values set forth in these columns are based on periodic appraisals of the Class A Shares made for the Company by independent appraisers.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

         Morton H. Meyerson. Mr. Meyerson's assignee, the Meyerson Partnership, purchased 4,000,000 Class A Shares from the Company pursuant to the terms of a stock purchase agreement between Mr. Meyerson and the Company (the "MFLP Agreement"). Under the MFLP Agreement, prior to June 1997, the Company had the right to repurchase a portion of the Class A Shares held by the Meyerson Partnership if Mr. Meyerson voluntarily resigned as Chairman unless the parties agreed to an arrangement for Mr. Meyerson to remain with the Company. In June 1997, the Company's right to repurchase Class A Shares held by the Meyerson Partnership terminated.

         In December 1995, Mr. Meyerson purchased 200,000 restricted Class A Shares pursuant to the terms of a Restricted Stock Agreement between Mr. Meyerson and the Company (the "Meyerson Agreement"). Under the Meyerson Agreement, the Company had the right to purchase unvested Class A Shares if Mr. Meyerson voluntarily resigned. There were 28,800 unvested Class A Shares at Mr. Meyerson's resignation in January 1998. The Company exercised its right to repurchase for a price equal to Mr. Meyerson's cost plus 8% interest per annum.

         James A. Cannavino. Mr. Cannavino's employment agreement (the "Cannavino Agreement") with the Company provided for a base salary of $500,000 per year, subject to adjustment from time to time by the Board of Directors. Mr. Cannavino's base salary was increased by the Board to $600,000 for 1997. On July 25, 1997, Mr. Cannavino resigned his positions with the Company. Under the terms of the Cannavino Agreement, Mr. Cannavino will receive a severance payment equal to two years of his highest base salary. The second year's salary will be reduced by amounts earned by Mr. Cannavino from other sources during that year.

         The 2,000,000 restricted Class A Shares acquired by Mr. Cannavino pursuant to his stock option grant were scheduled to vest in equal installments over ten years beginning on the first anniversary of the commencement of Mr. Cannavino's employment by the Company. Mr. Cannavino's restricted Class A Shares are scheduled to continue to vest through October 1998. The Company has repurchased 1,400,000 of the Class A Shares formerly owned by Mr. Cannavino that will not vest under the terms of his stock option grant for a price equal to his after-tax cost of purchase for those shares plus eight percent per annum. Mr. Cannavino continues to hold 550,000 Class A Shares. Mr. Cannavino has transferred 50,000 Class A Shares to his former spouse. If the Class A Shares are not publicly traded prior to the year 2010, Mr. Cannavino has the right to require the Company to repurchase his Class A Shares at their then fair value.

         James Champy. Mr. Champy's associate agreement provides for a base salary of $500,000 per year, which is to be reviewed at least annually. Mr. Champy's associate agreement provides for additional benefits, including: (i) a bonus to be determined in accordance with the then current bonus plan applicable to the most senior officers of the Company, (ii) payment of life insurance premiums and (iii) certain travel benefits. Mr. Champy's associate agreement also provides that, in the event that Mr. Champy is terminated by the Company other than for cause or substantial misconduct (as defined in his associate agreement) or Mr. Champy is deemed to have been constructively terminated (as defined in his associate agreement), Mr. Champy will receive a severance payment equal to six months of Mr. Champy's then current base salary. If Mr. Champy's employment is terminated by either party (other than for cause by the Company) within one year of a change in control of the Company (as defined in his associate agreement), Mr. Champy would be entitled to receive a severance payment equal to six months of Mr. Champy's then current base salary.

         The 500,000 restricted Class A Shares acquired by Mr. Champy pursuant to his restricted stock agreement vest in equal installments over ten years beginning on the first anniversary of the commencement of Mr. Champy's employment by the Company. Vesting is contingent on continued employment; provided, however, that Mr. Champy's restricted Class A Shares will continue to vest for limited periods following the termination of his employment if his employment is terminated by the Company other than for cause or substantial misconduct (as defined in his associate agreement) or Mr. Champy is deemed to have been constructively terminated (as defined in his associate agreement).
If Mr. Champy's employment is terminated by the Company other than for cause or substantial misconduct effective on or before August 12, 1998 or Mr. Champy is deemed to have been constructively terminated on or before August 12, 1998, Mr. Champy's restricted Class A Shares will continue to vest to and including the vesting date in 2000, as scheduled. If Mr. Champy's employment is terminated by the Company other than for cause or substantial misconduct or Mr. Champy is deemed to have been constructively terminated after August 12, 1998, Mr. Champy's restricted Class A Shares will continue to vest as scheduled for two years following termination of employment. If there is a change in control of the Company (as defined in his associate agreement) and Mr. Champy's employment is terminated within one year of such change in control by either party (other than for cause by the Company), Mr. Champy's Class A Shares will continue to vest as follows: (i) if the change in control occurs on or before August 12, 1998, all Class A Shares scheduled to vest to and including his vesting date in the year 2000 will vest on schedule or (ii) if the change in control occurs after August 12, 1998, all Class A Shares scheduled to vest through the next two vesting dates will vest on schedule. In the event that Mr. Champy is terminated for any reason by either party, Mr. Champy has the right to require the Company to purchase his shares for their original cost plus simple interest at the rate of eight percent per annum.

         Terry Ashwill. Pursuant to the letter agreement pursuant to which Mr. Ashwill accepted employment with the Company, he is assured that at least 50,000 options and/or shares of the Company's stock will vest if his employment is terminated (i) by Mr. Ashwill and he does not work for a competitor of the Company for 12 months or, within six months of the date of termination, work for a company with which he discussed employment prior to the termination of his employment or (ii) by the Company without cause. This special vesting provision is only applicable to the extent necessary to cause the value of vested shares and options to be equal to $1,500,000 on the third anniversary of his employment by the Company. In addition, the Company agreed to pay certain expenses related to Mr. Ashwill's relocation to Dallas.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

         The following is a description of the business experience of executive officers other than those serving on the Company's Board of Directors.

         Peter Altabef, 38, joined the Company in June 1993 and was elected Vice President in June 1995 and Secretary in March 1996. Mr. Altabef became General Counsel in April 1994. From January 1991 until May 1993, Mr. Altabef was a partner in the Dallas law firm of Hughes & Luce, L.L.P.

         Terry Ashwill, 53, joined the Company in January 1997 as a Vice President and Chief Financial Officer. From August 1991 to January 1997, Mr. Ashwill served as Executive Vice President, Chief Financial Officer of True North Communications, Inc.

         Joseph Boyd, 38, joined the Company in January 1990 and was elected Vice President in March 1996. Mr. Boyd currently serves as the General Manager of North American Operations (other than Global Financial Services) for the Company. In the past, Mr. Boyd has served as the General Manager of the Company's Healthcare Group and as an account manager.

       Donald D. Drobny, 55, is one of the Company's founders. Mr. Drobny joined the Company in June 1988, and was elected a Vice President in April 1989. Mr. Drobny currently has oversight responsibility for the Company's training and recruiting activities. Previously, Mr. Drobny had oversight responsibility for the Company's project offices.

       John E. King, 51, is one of the Company's founders. Mr. King joined the Company in June 1988, and was elected a Vice President in April 1989. Mr. King currently has oversight responsibility for the Company's Global Financial Services group.

       Ron Nash, 48, joined the Company in March 1993 and was elected Vice President in May 1995. From November 1985 until March 1993, Mr. Nash held a variety of positions with Advanced Telemarketing Corporation and, following its acquisition by ATC Communications Group, with its parent corporation. From September 1992 to March 1993, Mr. Nash served as Vice President, International and a director of ATC Communications Group. Immediately prior to that time, Mr. Nash served as President, Chief Operating Officer and a director of Advanced Telemarketing Corporation. Mr. Nash currently has oversight responsibility for Major Account Sales and European Operations (other than Global Financial Services). Previously, Mr. Nash had oversight responsibility for the Company's industry groups (other than Global Financial Services).

       Ross Reeves, 53, is one of the Company's founders. Mr. Reeves joined the Company in June 1988, and was elected Vice President in April 1989. Mr. Reeves currently has oversight responsibility for the Company's technology infrastructure and procurement. Previously, Mr. Reeves had oversight responsibility for the Swiss Bank account.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has loaned funds to each of Ron Nash, Guillermo G. Marmol, Joseph Boyd and Susan Fairty (a former executive) in connection with the purchase by such persons of Class A Common Stock from the Company. Each of such loans accrues interest at the rate of 8% per annum and is secured by the purchased stock. As of February 28, 1998, the total amount outstanding for each such loan (including accrued interest) was $265,639, $132,945, $74,510 and $0 for Messrs. Nash, Marmol and Boyd and Ms. Fairty, respectively. Such amounts were the highest amounts outstanding with respect to such loans since the beginning of the 1997 fiscal year, except with respect to Ms. Fairty and Mr. Boyd. The highest amounts outstanding during such period were $554,250 and $75,600 for Ms. Fairty and Mr. Boyd, respectively.

         The Company also loaned funds to Terry Ashwill in connection with his purchase of Class A Shares from the Company. Mr. Ashwill's loans accrued interest at the rate of 8% per annum and were secured by the purchased stock. On December 23, 1997, the aggregate amount outstanding for Mr. Ashwill's loans (including accrued interest) was $474,859, the highest amount outstanding with respect to such loans since their inception. On December 23, 1997, the Company repurchased the 120,000 Class A Shares held by Mr. Ashwill for $3.75 per share plus 8% per year for the time that he held the stock (an aggregate of $481,364). The Company paid the purchase price of the stock by offsetting the amounts due Mr. Ashwill against the principal and accrued interest on his loans and paying the remaining $6,875 in cash (which is equal to amounts previously paid by Mr. Ashwill for interest that had accrued on his loans). In connection with the repurchase, the Company granted Mr. Ashwill options to purchase 120,000 Class A Shares with an exercise price of $6.75 per share.

         On August 27, 1997, the Company loaned $250,000 to John King secured by his Class A Shares. Mr. King's loan accrues interest at 8% per annum. The total amount outstanding for Mr. King's loan (including accrued interest) on February 28, 1998 was $260,137, the highest amount outstanding since the inception of the loan.

         The Company has made loans to James Cannavino secured by his Class A Shares. As of February 28, 1998, Mr. Cannavino had the outstanding principal amounts of $420,000 and $1,169,624 accruing interest at the rates of 8% per annum and 7.25% per annum, respectively. As of February 28, 1998, the aggregate amount outstanding (including accrued interest) relating to these loans was $1,735,297. The highest amount outstanding with respect to such loans (including accrued interest) since January 1, 1997 was $3,695,375. The Company also loaned Mr. Cannavino $1,000,000 in connection with his purchase of a permanent residence in Dallas. This loan is secured by a mortgage on such residence and bears interest at 7.25% per year. As of February 28, 1998, the total amount outstanding (including accrued interest) relating to this loan was $1,011,521. Since its inception, the highest amount outstanding for this loan was $1,052,041 on December 30, 1997.

         Messrs. Nash, Drobny, Marmol and Altabef have outstanding loans with NationsBank of Texas, N.A. ("NationsBank") in the respective principal amounts of $207,868, $350,000, $125,000 and $126,400. Interest accrues on all such loans at the rate of 9.50%. The Company has agreed that it will, at the request of NationsBank, purchase such loans from NationsBank for an amount equal to principal plus accrued and unpaid interest if, by the later of June 30, 1998 or the maturity of the relevant note, the Company has not had an initial public offering that results in the Class A Shares being publicly traded. The maturity dates are February 26, 2000, July 1, 1998, July 1, 1998 and July 5, 1998 for amounts borrowed by Messrs. Drobny, Marmol, Nash and Altabef, respectively. Each loan is secured by a pledge of Class A Shares held by the borrower.

         In 1997, the Company paid $91,425 to the law firm of Locke Purnell Rain Harrell for services rendered to the Company. The spouse of Mr. Altabef is a shareholder of that firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Mr. Reeves inadvertently did not timely file his Form 3 because he was not notified that a filing was required prior to the due date.

PERFORMANCE GRAPH

         The Company is not publicly traded and there is no market for its securities. Therefore, the performance of the Company's securities cannot be compared to the performance of publicly-traded securities based on trading prices


                 SHAREHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

         Shareholder proposals that are intended to be presented at the Annual Meeting to be held in 1999 must be received by the Company no later than December 7, 1998 in order to be included in the Proxy Statement and related proxy materials.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be presented for Shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       /s/ PETER ALTABEF
                                       Peter Altabef
                                       Secretary

PROXY                      PEROT SYSTEMS CORPORATION

           FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 8, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Peter A. Altabef and Rex C. Mills, or either of them as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class A Common Stock of Perot Systems Corporation held of record by the undersigned on March 30, 1998, at the Annual Meeting of Shareholders to be held on May 8, 1998 or any adjournment thereof.

1. Election of Directors

  [ ] FOR all nominees listed below (except as marked to the contrary below).

  [ ] WITHHOLD authority to vote for all nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Ross Perot                             James Champy                           George Heilmeier
Steve Blasnik                          Carl Hahn                              Ross Perot, Jr.

2. The ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Company and its subsidiaries.

   [ ] FOR                      [ ] AGAINST                      [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE, AND FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

   The undersigned hereby acknowledges receipt of the Proxy Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

                                                Dated this    day of      , 1998
                                                          ----      ------

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                           Signature

                                                Please sign exactly as name
                                                appears on stock certificate.
                                                When shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                If necessary, please correct
                                                your address in the space
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